UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2017

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andrew Cederoth, Senior Vice President and Chief Financial Officer, will be leaving Career Education Corporation (the “Company”) to pursue other opportunities. On September 19, 2017, the Company determined that Mr. Cederoth would cease serving in that role as an executive officer of the Company effective September 20, 2017. Mr. Cederoth’s employment with the Company is anticipated to continue through September 30, 2017. Mr. Cederoth’s departure from the Company is not the result of any dispute or disagreement with the Company, or any matter relating to the Company’s accounting practices or financial statements, and the Company thanks Mr. Cederoth for his service. Mr. Cederoth is eligible for benefits in accordance with the Company’s Executive Severance Plan, a copy of which is available as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015.

On September 19, 2017, the Board of Directors of the Company appointed Ashish Ghia as the Company’s Interim Chief Financial Officer effective September 21, 2017.

Mr. Ghia, age 41, joined the Company in June 2008 and has served in various financial planning and analysis roles with increasing responsibility, including as Vice President Finance since February 2016 and Vice President Financial Planning & Analysis from October 2012 through January 2016. Mr. Ghia has also served as Assistant Treasurer of the Company since August 2016. Prior to joining the Company in June 2008, Mr. Ghia was a Business Finance Manager with Sears Holdings Corporation from 2006 to 2008 and also held associate positions with PricewaterhouseCoopers LLP and Ernst & Young prior thereto. Mr. Ghia holds a Bachelor of Commerce degree in financial accounting and audit from the University of Mumbai and a Master of Business Administration from Georgia State University and is a certified public accountant.

There are no arrangements between Mr. Ghia and any other person pursuant to which he was selected to become Interim Chief Financial Officer of the Company. Mr. Ghia does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Ghia nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

During his tenure as Interim Chief Financial Officer, Mr. Ghia’s base salary will be $350,000 per year. In connection with Mr. Ghia’s appointment to this interim position, he will also receive an award of restricted stock units pursuant to the Career Education Corporation 2016 Incentive Compensation Plan with a grant date target value of $150,000 which will vest over four years, subject to continued service with the Company.

The Company intends to undertake a search for a permanent Chief Financial Officer.

A copy of the Company’s press release regarding these events is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: September 21, 2017

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